Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Fund Service Providers” and “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 30 to the Registration Statement (Form N-1A; File No. 333-221046) of Invesco Exchange-Traded Self-Indexed Fund Trust of our reports on the Predecessor Funds as follows: our report dated July 31, 2017, with respect to the financial statements and financial highlights of Guggenheim BulletShares 2019 Corporate Bond ETF, Guggenheim BulletShares 2020 Corporate Bond ETF, Guggenheim BulletShares 2021 Corporate Bond ETF, Guggenheim BulletShares 2022 Corporate Bond ETF, Guggenheim BulletShares 2023 Corporate Bond ETF, Guggenheim BulletShares 2024 Corporate Bond ETF, Guggenheim BulletShares 2025 Corporate Bond ETF, Guggenheim BulletShares 2026 Corporate Bond ETF, Guggenheim BulletShares 2019 High Yield Corporate Bond ETF, Guggenheim BulletShares 2020 High Yield Corporate Bond ETF, Guggenheim BulletShares 2021 High Yield Corporate Bond ETF, Guggenheim BulletShares 2022 High Yield Corporate Bond ETF, Guggenheim BulletShares 2023 High Yield Corporate Bond ETF and Guggenheim BulletShares 2024 High Yield Corporate Bond ETF (fourteen of the series constituting Claymore Exchange-Traded Fund Trust) included in the Annual Report to shareholders for the fiscal year ended May 31, 2017; our report dated October 30, 2017, with respect to the financial statements and financial highlights of Guggenheim Defensive Equity ETF (one of the series constituting Claymore Exchange-Traded Fund Trust) included in the Annual Report to shareholders for the fiscal year ended August 31, 2017; our report dated October 30, 2017, with respect to the financial statements and financial highlights of Guggenheim U.S. Large Cap Optimized Volatility ETF (one of the series constituting Claymore Exchange-Traded Fund Trust 2) included in the Annual Report to shareholders for the fiscal year ended August 31, 2017; and our report dated October 30, 2017, with respect to the financial statements and financial highlights of Guggenheim Multi-Factor Large Cap ETF (one of the series constituting Rydex ETF Trust) included in the Annual Report to shareholders for the fiscal year ended October 31, 2017.

/s/ Ernst & Young LLP

Tysons, Virginia

December 27, 2018